UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Sixth Street Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO THE PROXY STATEMENT

DATED APRIL 9, 2026 FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2026

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Sixth Street Specialty Lending, Inc.’s definitive proxy statement for its 2026 Special Meeting of Shareholders (the “Meeting”), which was filed with the Securities and Exchange Commission on April 9, 2026 (the “Proxy Statement”). This Amendment No. 1 amends the disclosures provided in the section “Security Ownership of Certain Beneficial Owners and Management” as set forth on page 5 of the Proxy Statement in order to correct the amount of shares held by certain directors as of March 31, 2026. There is no change to the total number of shares held by all directors and officers as a group. All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO THE PROXY STATEMENT

The information under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 5 of the Proxy Statement is amended and restated to read as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). These rules generally provide that a person is the beneficial owner of securities if the person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire these powers within 60 days. The following table sets forth, as of March 31, 2026, the beneficial ownership as indicated in the Company’s books and records of each current director, the nominees for director, the Company’s Named Executive Officers and the Company’s executive officers and directors as a group. Based upon Schedule 13D or Schedule 13G filings with the SEC, the Company is not aware of any person that beneficially owns 5% or more of the outstanding shares of the Company’s common stock.

The percentage ownership is based on 95,019,600 shares of common stock outstanding as of March 31, 2026. To the Company’s knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201.

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Directors and Executive Officers:
Interested Directors
Joshua Easterly(1)	65,790	*	%
Michael Fishman (Director Nominee)(2)	36,366	*	%
Jennifer Gordon	2,500	*	%
Robert (“Bo”) Stanley (Director Nominee)(3)	24,907	*	%
David Stiepleman(4)	31,418	*	%
Independent Directors
Hurley Doddy (Director Nominee)	27,119	*	%

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
John D. Hershey	25,621	*	%
Richard Higginbotham	29,000	*	%
Judy Slotkin	21,667	*	%
Ronald Tanemura	85,516	*	%
P. Emery Covington	15,000	*	%
Named Executive Officers Who Are Not Directors
Ian Simmonds	6,772	*	%
Michael Graf	7,385	*	%
Anton Brett	500	*	%
All Directors and Officers as a Group (18 persons)(5)(6)	3,640,068	3.83%

*	Represents less than 0.1%.
(1)

18,792 shares of common stock beneficially owned by Mr. Easterly have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company and are held indirectly through entities for which Mr. Easterly has pass through voting power and no dispositive power. On February 19, 2026, pursuant to the Third Amended and Restated Bylaws of the Company, Joshua Easterly informed the Company of his intention to retire from the Board, effective as of the close of business on May 21, 2026. Accordingly, Mr. Easterly will not run for re-election to the Board at the Meeting. Mr. Easterly’s decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. (2)All 36,366 shares of common stock beneficially owned by Mr. Fishman have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company and are held indirectly through entities for which Mr. Fishman has pass through voting power and no dispositive power.

(3)

3,907 shares of common stock beneficially owned by Mr. Stanley have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company and are held indirectly through entities for which Mr. Stanley has pass through voting power and no dispositive power.

(4)

5,544 shares of common stock beneficially owned by Mr. Stiepleman have been pledged as security in connection with a line of credit with a third party financial institution unaffiliated with the Company and are held indirectly through entities for which Mr. Stiepleman has pass through voting power and no dispositive power.

(5)

Includes shares owned by executive officers that are not “Named Executive Officers,” already presented by name in the table above. 64,609 shares of common stock beneficially owned by these other executive officers have been pledged as security in connection with lines of credit with a third party financial institution unaffiliated with the Company.

(6)

Sixth Street Specialty Lending Advisers, LLC (the “Adviser”) holds 2,714,226 shares of common stock (the “Sixth Street Specialty Lending Advisers Shares”). The Adviser is managed by Sixth Street Specialty Lending Advisers Holdings, LLC, a Delaware limited liability company, the sole member of the Adviser. Sixth Street Specialty Lending Advisers Holdings, LLC is managed by TSSP Holdco Management, LLC, which is managed by a board of directors, which is currently comprised of Alan Waxman. Mr. Waxman is the CEO of TSSP Holdco Management, LLC. Mr. Waxman disclaims beneficial ownership of the Sixth Street Specialty Lending Advisers Shares except to the extent of his pecuniary interest therein.

Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Stockholders to Be Held on May 21, 2026.

This change to the Proxy Statement in this Amendment No. 1 has been incorporated into the Notice of the Meeting and the Proxy Statement which are available on the internet at www.proxyvote.com. This material is first being distributed to stockholders on or about May 15, 2026, and should be read together with the Proxy Statement.